AMENDMENT NO. 1 TO
SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this “Amendment”) is entered into as of November 8, 2016 by and between BCP Fund I Virginia Holdings, LLC, a Delaware limited liability company (“BCP Fund”), and Xenith Bankshares, Inc., a Virginia corporation (f/k/a Hampton Roads Bankshares, Inc., the “Company”).
WHEREAS, Xenith Bankshares, Inc. (“Legacy Xenith”), BCP Fund and the Holders are parties to that certain Second Amended and Restated Investor Rights Agreement, dated as of February 10, 2016 (the “A&R Investor Rights Agreement”); and
WHEREAS, on July 29, 2016, Legacy Xenith merged with and into the Company (the “Legacy Xenith Merger”), pursuant to the terms and conditions of that certain the Agreement and Plan of Reorganization, dated as of February 10, 2016, by and between Legacy Xenith and the Company; and
WHEREAS, the Company was the surviving corporation in the Legacy Xenith Merger; and
WHEREAS, at the effective time of the Legacy Xenith Merger, the Company changed its name to “Xenith Bankshares, Inc.” and assumed the rights and obligations of Legacy Xenith under the A&R Investor Rights Agreement by operation of law; and
WHEREAS, as of the date of this Amendment, BCP Fund is the sole Institutional Investor for purposes of the A&R Investor Rights Agreement; and
WHEREAS, as permitted by Section 4.2 of the A&R Investor Rights Agreement, the parties hereto desire to amend the A&R Investor Rights Agreement to change the definition of the term “D&O Holders”; and
WHEREAS, capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to them in the A&R Investor Rights Agreement.
NOW THEREFORE, in consideration of the foregoing, and for other valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1.	Amendment to Definition of Term “D&O Holders”
The term “D&O Holders” in Section 3 of the A&R Investors Rights Agreement is hereby amended and restated in its entirety to provide as follows:
“D&O Holders” means those seven Holders listed on Exhibit A hereto who became directors or executive officers of the Company at the effective time of the Legacy Xenith Merger.

2.	Ratification
Except as expressly amended hereto, all of the provisions of the A&R Investor Rights Agreement are ratified and confirmed as in full force and effect.

3.	Execution in Counterparts

To facilitate execution, this Amendment may be executed in as many counterparts as may be necessary or convenient, with all counterparts together constituting a single agreement.
[Signatures Appear on Following Pages]

XENITH BANKSHARES, INC.

By:     /s/ T. Gaylon Layfield, III
    T. Gaylon Layfield, III
    Chief Executive Officer

Signature Page to Amendment No. 1 to
Second Amended and Restated Investor Rights Agreement

BCP FUND I VIRGINIA HOLDINGS, LLC

By:    BankCap Partners Fund I, L.P.
its Sole Member

By:    BankCap Partners GP, L.P.
its General Partner

By:    BankCap Equity Fund, LLC,
its General Partner

By: /s/ Scott A. Reed
Scott A. Reed
its Managing Member

Signature Page to Amendment No. 1 to
Second Amended and Restated Investor Rights Agreement

EXHIBIT A
List of D&O Holders

Palmer P. Garson
T. Gaylon Layfield, III
Robert J. Merrick
Scott A. Reed
Thomas W. Osgood
Ronald E. Davis
Wellington W. Cottrell, III